UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

        Information Statement Pursuant to Section 14(e) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[_]  Definitive Information Statement

                              GENERAL DEVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)

Payment of filing fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:

________________________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:


________________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction

________________________________________________________________________________

(5)  Total fee paid:

________________________________________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement mother, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

________________________________________________________________________________

(2)  Form, Schedule or Registration Statement No.:

________________________________________________________________________________

(3)  Filing party:

________________________________________________________________________________

(4)  Date filed:

________________________________________________________________________________

                              GENERAL DEVICES, INC.
                         2591 Dallas Parkway, Suite 102
                               Frisco, Texas 75034

To the Stockholders of General Devices, Inc.:

         Our Board  has  proposed  a  Certificate  of  Amendment  to effect  the
following   amendments  to  our  Certificate  of  Incorporation   (the  "Charter
Amendments"):

     o To increase the aggregate number of shares of stock that we will have the authority to issue from 12,000,000 to 110,000,000 shares, of which 100,000,000 shares will be shares of Common Stock, and 10,000,000 shares will be shares of Preferred Stock, and change the par value of the Common Stock from $0.01 per share to $0.0001 per share; and

     o To effect a 1:5 reverse split of our Common Stock, such that one new share of Common Stock will be issued for every five shares of issued and outstanding Common Stock.

         Each of the foregoing matters is described in more detail in the attached Information Statement, and all capitalized terms are defined therein as well.

         Twenty days following the mailing of this Information Statement the holders of more than 50% of our Common Stock, voting as a single class, will approve the Charter Amendments by written consent.

         The Information Statement is being sent to you for informational purposes only. We are not asking for a proxy or vote on any of the matters described therein. However, we encourage you to read the Information Statement carefully.

                                                     Sincerely,



                                                     Kevin B. Halter, Jr.
                                                     Chief Executive Officer

Frisco, Texas
________, 2005

                              GENERAL DEVICES, INC.
                         2591 Dallas Parkway, Suite 102
                               Frisco, Texas 75034

                              INFORMATION STATEMENT
                                       AND
                 NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

         This Information Statement and Notice of Action to be Taken Without a Meeting is being furnished by the board of directors (the "Board") of General Devices, Inc. (the "Company," "we", "our" or "us") to the holders of our Common Stock (as defined herein) at _____________ __, 2005 (the "Record Date") in connection with the filing of a certificate of amendment, in the form attached hereto as Annex A (the "Certificate of Amendment"), which would effect the following amendments to our Certificate of Incorporation (collectively, the "Charter Amendments"):

         Amendment 1       To increase the  aggregate  number of shares of stock
                           that  we  will  have  the  authority  to  issue  from
                           12,000,000   to   110,000,000    shares,   of   which
                           100,000,000 shares will be shares of Common Stock, and 10,000,000 shares will be shares of Preferred
                           Stock, and change the par value of the Common Stock from $0.01 per share to $0.0001 per share.

         Amendment 2       To effect a 1:5 reverse  stock  split,  such that one
                           new share of Common Stock will be issued for every five shares of issued and outstanding Common Stock.
                           Following the Reverse Stock Split (the "Reverse Stock
                           Split"), there will be 100,000,000 authorized shares of common Stock and 10,000,000 authorized shares of Preferred Stock.

         Pursuant to Section 228 of the Delaware General Corporation Law (the "DGCL"), any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under federal law these proposals may not be effected until at least 20 days after this Information Statement has first been sent to our stockholders, at which time, we intend to file the Certificate of Amendment with the Delaware Secretary of State (the "Effective Time").

         We will obtain the required approval for the Charter Amendments by means of a written consent of stockholders, dated on or about November 20, 2005. A meeting to approve the Charter Amendments is therefore unnecessary, and our Board decided to forego the expense of having one.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

         This Information Statement is first being mailed on or about November 1, 2005, to the holders of our outstanding Common Stock as of the Record Date.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

         As of the Record  Date,  we had issued  and  outstanding  approximately
3,597,922 shares of Common Stock, par value $0.01 per share (the "Common Stock"), held by approximately _______________ stockholders of record.

         Set forth below is information as to each class of our voting securities entitled to vote on the Charter Amendments, together with the number of outstanding shares of each such class and number of votes to which each class is entitled.


                                                              Number of Votes
       Class of Security                 Number of Shares      to Which Such
                                           Outstanding       Class is Entitled
------------------------------------   ------------------- ---------------------
Common Stock...................             3,597,922            3,597,922


                                CHANGE OF CONTROL

         Pursuant to a Stock Purchase Agreement dated as of September 26, 2005, Halter Capital Corporation acquired 2,293,810 shares of Common Stock from Asset Value Fund Limited Partnership ("AVF"), the Company's principal stockholder, representing AVF's entire equity ownership in the Company, and two other stockholders in exchange for cash of $498,199.47. In addition, concurrently with the closing of the transaction, two unaffiliated purchasers acquired 200,000 shares of common stock from one of the sellers. The shares sold to Halter Capital Corporation and the other purchasers represent 69.3% of all shares of Common Stock outstanding.

         Upon the closing of the stock purchase on October 18, 2005, the existing directors, John W. Galuchie, Jr. and Theodore A. Raymond, appointed Pam
J. Halter and Kevin B. Halter, Jr. as the new directors of the Company and then resigned as directors. All then current officers of the Company resigned on the closing date, and the new Board appointed new officers of the Company. In connection with the change of control, new management has signified its intentions to facilitate the Company's stated business purpose of acquiring an operating business.

                                   AMENDMENT 1

          INCREASE THE AGGREGATE NUMBER OF SHARES THAT WE WILL HAVE THE
           AUTHORITY TO ISSUE FROM 12,000,000 TO 110,000,000, OF WHICH
             100,000,000 SHARES WILL BE SHARES OF COMMON STOCK, AND
  10,000,000 SHARES WILL BE SHARES OF PREFERRED STOCK, AND CHANGE THE PAR VALUE
          OF THE COMMON STOCK FROM $0.01 PER SHARE TO $0.0001 PER SHARE

Purpose of Amendment.

         In order to provide the Company with increased flexibility with respect to its capital structure and its ability to effect transactions through its Common Stock, the number of authorized shares of our Common Stock must be increased and blank check preferred stock ("Preferred Stock") must be authorized. Currently, we have 12,000,000 shares of our Common Stock authorized for issuance, 3,597,922 of which are issued and outstanding. No shares of preferred stock are authorized. The Certificate of Amendment will provide for an increase in our authorized Common Stock from 12,000,000 to 100,000,000, thus allowing the Company greater flexibility in terms of its ability to issue Common Stock in the future.

         The term "blank check" preferred stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof (collectively, the "Limitations and Restrictions") are determined by the board of directors of a company. As such, our Board will be provided with the increased flexibility to, upon the filing of Certificate of Amendment, authorize the creation and issuance of 10,000,000 shares of Preferred Stock in one or more series with such
Limitations and Restrictions as may be determined in the Board's sole discretion, with no further authorization by security holders required for the creation and issuance thereof.

         Changing the par value of the Common Stock from $0.01 per share to $0.0001 per share will provide the Company with possible franchise tax advantages in the future and will cause a decrease in stated capital with a corresponding increase in surplus.

General Effect of Amendment.

         Increasing the authorized capital of the Company will allow the Board to issue an additional 88,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. Increasing our authorized shares of Common Stock will not have any effect on our corporate status, the rights of stockholders or the transferability of outstanding stock certificates.

         The Board is required to make any determination to issue shares of Preferred Stock based on its judgment as to the best interests of the stockholders and the Company. Although the Board has no present intention of doing so, it could issue shares of Preferred Stock that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When in the judgment of the Board this action will be in the best interest of the stockholders and the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board in opposing such action. In addition, the Board could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of our Common Stock, on any merger, sale or exchange of assets by us or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board consider the action of such entity or person not to be in the best interest of the stockholders and the Company.

         While we may consider effecting an equity offering of Preferred Stock in the proximate future for purposes of raising additional working capital or otherwise, as of the date hereof, we have no agreements or understandings with any third party to effect any such offering and no assurances are given that any offering will in fact be effected.

         Our Board believes that the creation of the Preferred Stock is in the best interests of the Company and its stockholders and believes it advisable to authorize such shares to have them available for, among other things, possible issuance in connection with such activities as public or private offerings of shares for cash, dividends payable in stock of the Company, acquisitions of other companies, implementation of employee benefit plans, and otherwise.

         Changing the par value of the Common Stock will not affect the stockholders of the Company in any manner. Our Board has unanimously approved this amendment.

Approval of Action.

         The table below sets forth the total number of shares of each class of securities entitled to vote and the number of shares our Board expects to receive as consent to the action. Approval for the increase in the number of authorized shares requires the affirmative vote of the holders of a majority of the outstanding voting securities. We will obtain this approval on or about November 20, 2005, through the written consent of a majority of the outstanding shares of our voting securities. We will increase the number of authorized shares from 12,000,000 to 110,000,000, 100,000,000 of which shall be Common
Stock and 10,000,000 of which shall be Preferred Stock.

                             Total Number of Votes
                            to Which Each Class is   Number of Votes  Percentage
Class of Securities               Entitled              to be Cast     Received
----------------------      ----------------------   ---------------  ----------

Common Stock........             3,597,922             2,293,810        63.7%

         Since we will obtain the required approval for the Charter Amendments by means of this written consent, a meeting to approve the Charter Amendments is unnecessary, and our Board decided to forego the expense of holding one to approve this matter.

         The Charter Amendments will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which is expected to occur following the mailing of this Information Statement to our stockholders and taking of the majority consent.

                                   AMENDMENT 2

 EFFECT A 1:5 REVERSE STOCK SPLIT, SUCH THAT ONE NEW SHARE OF COMMON STOCK WILL
     BE ISSUED FOR EVERY FIVE SHARES OF ISSUED AND OUTSTANDING COMMON STOCK

Purpose of Amendment.

         The Reverse Stock Split is necessary in order to provide a manageable number of shares and support an appropriate trading price. Our Board determined that the per share price of our Common Stock negatively impacts the marketability of the existing shares and our potential ability to raise capital by issuing new shares.

         Our Board believes that the decrease in the number of shares of our Common Stock issued and outstanding and the resulting increased price level as a consequence of the reverse stock split will encourage greater interest in our Common Stock by the financial community and investing public. There can be no assurance, however, that the foregoing effects will occur; that any increase in the market price of our Common Stock immediately following the Reverse Stock Split will occur or be sustained; or that the market price will ever rise to a price approximating five times the market price prior to this amendment.

General Effect of Amendment.

         The Reverse Stock Split will decrease the issued and outstanding shares of our Common Stock by 80%. Accordingly, each stock certificate which, prior to effectiveness of the Certificate of Amendment, represented shares of old Common Stock, upon effectiveness of the Certificate of Amendment, will represent the number of shares of new Common Stock into which the shares of old Common Stock represented by the certificate will be combined. We will issue one full new share of Common Stock to those record holders of old Common Stock at the close of business on the Record Date who would otherwise be entitled to a fractional share of Common Stock as a result of the reverse stock split. Our Board has unanimously approved the Reverse Stock Split.

         As a result of the Reverse Stock Split, we will have authorized 100,000,000 shares of Common Stock, and 10,000,000 shares of Preferred Stock, and we will have outstanding approximately 719,585 shares of Common Stock.

United States Income Tax Consequences.

         The following is a summary of the material anticipated federal income tax consequences of the reverse stock split (the "Code") to our stockholders. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations ("Regulations") issued pursuant thereto and published rulings and court decisions in effect as of the date of this Information Statement, all of which are subject to change. This summary does not take into account possible changes in these laws or interpretations, some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the discussion in this summary.

         This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the reverse stock split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). In addition, this summary does not address any consequence of the reverse stock split under any state, local or foreign tax laws. As a result, we encourage each stockholder to obtain and rely on advice from his personal tax advisor as to: (i) the effect on his personal tax situation of the reverse stock split, including the application and effect of state, local and foreign income and other tax laws, (ii) the effect of possible changes in judicial or administrative interpretations of existing legislation and Regulations, as well as possible future legislation and Regulations, and (iii) the reporting of information required in connection with the reverse stock split on his own tax return. It will be the responsibility of each stockholder to prepare and file all appropriate federal, state and local tax returns.

         No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders of our Company as a result of the reverse stock split. Accordingly, each stockholder is encouraged to consult his or her tax advisor regarding the specific tax consequences of the proposed transaction to the stockholder, including the application and effect of state, local and foreign income and other tax laws.

         In addition, the actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to the stockholder's acquisition and ownership of the Common Stock. However, we believe that because the reverse stock split is not a part of a plan to periodically increase a stockholder's proportionate interest in the assets or earnings and profits of our company, the reverse stock split will have the federal income tax effects described below.

         We believe that the reverse stock split will constitute a tax-free recapitalization under the Code and that we should not recognize any gain or loss as a result of the reverse stock split. In addition, stockholders should not recognize any gain or loss.

         We further believe that a stockholder's aggregate basis of the post-split shares of Common Stock will equal the aggregate basis in the pre-split shares of Common Stock owned by that stockholder that are exchanged for the post-split shares of Common Stock. Generally, the aggregate basis will be allocated among the post-split shares on a pro rata basis. However, if a stockholder has used the specific identification method to identify the basis in pre-split shares surrendered in the reverse stock split, the stockholder should consult a tax advisor to determine the basis in the post-split shares. The holding period of the post-split Common Stock received by a stockholder will generally include the stockholder's holding period for the shares of pre-split Common Stock with respect to which post-split shares of Common Stock are issued, provided that the shares of pre-split Common Stock were held as a capital asset on the date of the exchange.

Approval of Action.

         The table below summarizes the total number of shares of each class of securities entitled to vote and the number of shares our Board expects to receive as consent to the action. Approval for the reverse stock split requires the affirmative vote of the holders of a majority of the outstanding voting securities. We will obtain this approval on or about November 20, 2005, through the written consent of a majority of the outstanding shares of our voting securities.

                             Total Number of
                           Votes to Which Each     Number of Votes    Percentage
Class of Securities         Class is Entitled        to be Cast        Received
----------------------     -------------------     ---------------    ----------

Common Stock.......            3,579,922              2,293,810          63.7%

         Since we will obtain the required approval for the Charter Amendments by means of this written consent, a meeting to approve the Charter Amendments is unnecessary, and our Board decided to forego the expense of holding one to approve this matter.

         The Charter Amendments will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which is expected to occur following the mailing of this Information Statement to our stockholders and taking of the majority consent.

                                 SHARE ISSUANCE

         Following the effectiveness of the Charter Amendment, the Board has signified its intention to issue 540,000 restricted shares of post-split common stock at its par value to Kevin B. Halter, Jr., the Company's President and CEO, in consideration of his efforts to reorganize and restructure the Company.

                         FINANCIAL AND OTHER INFORMATION

         Financial Statements and Supplementary Financial Information is incorporated by reference from Item 7 of our Form 10-KSB for the fiscal year ended December 31, 2004 ("2004 Annual Report"), and Item 1 of our Form 10-QSB's for the fiscal quarters ended September 30, 2005 ("Third Quarter Report"), June 30, 2005 ("Second Quarter Report") and March 31, 2005 ("First Quarter Report").

         Management's Discussion and Analysis of Financial Condition and Results of Operation is incorporated by reference to Item 7 of our 2004 Annual Report and Item 2 of our First Quarter Report, Second Quarter Report and Third Quarter Report.

         The Company will provide, without charge, to each person to whom this Information Statement is delivered, upon written or oral request of each such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference into this Information Statement. Requests shall be made in writing addressed to the Company at the address provided on the cover of this Information Statement or by telephone at the telephone number listed below under the heading "ADDITIONAL INFORMATION."

                         DISSENTERS' RIGHTS OF APPRAISAL

         Pursuant to the DGCL, any stockholder that objects to the Charter Amendments will not have any right to receive from us the fair value of his, her or its shares. The DGCL provides that any provision of our Certificate of Incorporation may be amended by approval of the Board and the affirmative written consent of the holders of a majority of the voting power of the outstanding shares entitled to vote thereon; provided that, any amendment that would adversely affect the rights of the holders of any class or series of Common Stock must be approved by the holders of a majority of the shares of such class or series. Each amendment was adopted by the holders of a majority of the shares entitled to vote thereon.

                             ADDITIONAL INFORMATION

         PLEASE READ THIS ENTIRE DOCUMENT. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Exchange Act, and in accordance therewith, file annual and quarterly reports, proxy and information statements and other disclaimers with the SEC. These documents and other information can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com. A copy of any public filing is also available, at no charge, by contacting the undersigned at (469)633-0101.

                                             By Order of the Board of Directors,



                                             Kevin B. Halter, Jr.
                                             Chief Executive Officer



Dallas, Texas
November __, 2005

                                                                         ANNEX A

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                              GENERAL DEVICES, INC.


--------------------------------------------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

--------------------------------------------------------------------------------

         General Devices, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: Resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted at a special meeting of the Board of Directors of the Corporation held on __________ __, 2005.

         SECOND: Thereafter, said amendment was approved in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware by the written consent of a majority of the stockholders of the Corporation entitled to vote thereon (being the holders of the Corporation's Common Stock) and notice to the stockholders eligible to vote, but who did not consent in writing, was delivered as required by Section 228(d).

         THIRD: Said amendment would amend the Certificate of Incorporation of the Corporation as follows:

         I. The first paragraph of Article FOURTH is deleted and substituted in lieu thereof is the following new first paragraph of Article FOURTH:

         "FOURTH.  Shares

         The aggregate number of shares which the Corporation shall have the authority to issue is One hundred ten million (110,000,000) shares, of which One hundred million (100,000,000) shares shall be shares of Common Stock of a par value of $0.0001 each, and Ten Million (10,000,000) shares shall be shares of Preferred Stock of a par value of $0.0001 each. In connection with such recapitalization, One (1) new share of Common Stock, par value $0.0001 per share, shall be issued for every Five (5) shares of issued and outstanding Common Stock, par value $0.01 per share. Upon the filing of this Certificate of Amendment, every existing Five (5) shares of Common Stock shall represent the right to receive One (1) new share of Common Stock. No fractional shares shall be issued, and instead, all fractions of shares will be purchased at current market prices or rounded up to the next whole share."

         FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on the ______ day of __________, 2005 and the undersigned does hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by him and are true and correct.

                              GENERAL DEVICES, INC.



                             Chief Executive Officer